INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 35 to Registration
Statement No. 2-73969 of Panorama Series Fund, Inc. on Form N-1A
of our reports dated January 23, 2003, appearing in the Statement of
Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the
Statement of Additional Information and "Financial Highlights" in the
Prospectuses, which is also part of such Registration Statement.

/s/ Deloitte & Touche, LLP

Denver, Colorado
April 29, 2003